                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Registration Statement of Humboldt Bancorp on Form S-4 of our report, dated January 26, 2001, included in and incorporated by reference in the Annual Report on Form 10-K of Humboldt Bancorp for the year ended December 31, 2001. We also consent to the reference to our Firm under the caption "Experts" in the joint proxy statement-prospectus, which is part of this Registration Statement.

                                                     /s/ Perry-Smith LLP

Sacramento, California
September 23, 2003